EXHIBIT 99.1
                                                                    ------------

750 Route 34, Matawan, NJ  07747



                       DEEP FIELD TECHNOLOGIES ENTERS INTO
                       SECURITIES EXCHANGE AGREEMENT WITH
                          CHINESE AUTO SERVICE COMPANY

                     SINO-US AUTOMART IS LARGEST AUTO REPAIR
                            JOINT VENTURE IN BEIJING


     MATAWAN, NJ, JANUARY 20, 2005 - Deep Field Technologies, Inc. (OTC Bulletin
Board: DPFD) announced today that it has entered into a definitive securities exchange agreement with Beijing Sino-US Jinche Yingang Auto Technological Services Ltd. ("AutoMart"), the premier automobile after service company in Beijing, China. AutoMart is a China based joint venture recently formed between Beijing Silver Harbor Car Service Center and Mayflower Auto Group, LLC. The closing is subject to the approval by shareholders of Deep Field Technologies, financing in the form of a convertible debenture for not less than $4 million, and the requisite approvals by the People's Republic of China. It is anticipated that this transaction will close in the first quarter 2006. The Company will continue to trade on the OTC Bulletin Board.

     AutoMart was established in August 2005 and invested by Chinese Party and American Party. AutoMart is the first auto service joint venture created since China entered the World Trade Organization. AutoMart focuses on automobile after-sales services, including maintenance and repairs, insurance, parts sales, interior furnishings, care products, tires, and windshields.

     Based on statistics issued by the municipal government of Beijing, there are currently about 2.3 million vehicles in the city of Beijing. The anticipated rapid increase of privately-owned vehicles, coupled with Beijing's preparation for the 2008 Olympics, has dramatically increased the demand for quality automobile maintenance services.

     Mr. Pang Guisan, Chairman and President of Automart, stated, "We currently have 30 auto centers in Beijing, six of which are large centers. We expect to have 60 in Beijing by the first quarter of 2006. We are planning to set up more than 3,000 chain and franchise stores in major cities throughout China over the next five years. We anticipate that AutoMart will have sales in excess of $1.2 billion by 2011."

     Previously, Mr. Pang served as a top government leader, overseeing thousands of state-owned companies. Mr. Pang was part of one of the first groups of government officials who left government for the private sector in 1980. Since then, Mr. Pang has successively served as a high ranking official at major corporations and served as the Deputy Chairman of the China Vehicle Association, and the Deputy Chairman of the Vehicle Service Association of China.

     Jerry Mahoney, Chairman of Deep Field Technologies, further explained, "We are currently negotiating the financing required to enable Mr. Pang to aggressively expand AutoMart, and to make it the absolute dominant auto care company in all of China."

     Mark Meller, CEO of Deep Field, stated, "Under the terms of the transaction, Auto Mart shareholders will hold 85% of the Company, with the present shareholders of Deep Field Technologies retaining 15% of the Company. China has approximately 80 million automobiles, and is growing rapidly. We believe the opportunity to partner with a company and management team as prestigious as AutoMart and Mr. Pang represents an enormous opportunity for our shareholders."
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About Deep Field Technologies
-----------------------------
Deep Field Technologies is involved in the acquisition and build-out of technology and software companies, and presently sells unified messaging systems, which store all messages in one location for access, typically a groupware database with one single list of users for e-mail, voice, telephones and computers. For more information, contact Deep Field Technologies:

Jerry Mahoney                              Mark Meller
Non-executive Chairman of the Board        President and Chief Executive Officer
(732) 441-7700                             (732) 441-7700
jerrym@deepfieldtechnology.com             markm@deepfieldtechnology.com


     Certain information included in this press release, may contain forward-looking statements about our current and expected performance trends, growth plans, business goals and other matters. These statements may be contained in our filings with the Securities and Exchange Commission, in our press releases, in other written communications, and in oral statements made by or with the approval of one of our authorized officers. Information set forth in this press release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.


SOURCE:   Deep Field Technologies

CONTACT:  Deep Field Technologies
Dolores Serafin, 732-441-7700
Just say "Investor Relations"
http://www.deepfieldtechnology.com/